UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 6, 2009

FORD MOTOR CREDIT COMPANY LLC
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-6368 (Commission File Number)	38-1612444 (I.R.S. Employer Identification No.)

One American Road
Dearborn, Michigan 48126
(Address of Principal Executive Offices) (Zip Code)

(313) 322-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On April 6, 2009, Ford Motor Credit Company LLC (“Ford Motor Credit”) announced the results of its offer (the “Tender Offer”) to utilize up to $1.3 billion in cash to purchase outstanding unsecured, non-convertible debt securities of Ford Motor Company (“Ford”).  The Tender Offer expired at 9:00 a.m., New York City time, on April 6, 2009 (the “Expiration Date”).  As of the Expiration Date, approximately $3.4 billion principal amount of debt securities were validly tendered and accepted for purchase.  A copy of the Tender Offer press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Concurrently with Ford Motor Credit’s announcement, Ford announced the results of its debt restructuring activities, including the results of its offer (the “Conversion Offer”) to pay a premium in cash to induce holders of any and all of its 4.25% Senior Convertible Notes due December 15, 2036 (the “Convertible Notes”) to convert their Convertible Notes into shares of Ford’s common stock.  The Conversion Offer expired at 9:00 a.m., New York City time, on the Expiration Date.  As of the Expiration Date, approximately $4.3 billion Convertible Notes were validly tendered and accepted for purchase.  A copy of the Conversion Offer press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1                  Press Release dated April 6, 2009 of Ford Motor Credit Company LLC

Exhibit 99.2                  Press Release dated April 6, 2009 of Ford Motor Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR CREDIT COMPANY LLC
(Registrant)
By:	/s/ C. M. MacGillivray
Name: C. M. MacGillivray
Title: Assistant Secretary

Date: April 6, 2009

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 99.1	Press Release dated April 6, 2009 of Ford Motor Credit Company LLC

Exhibit 99.2	Press Release dated April 6, 2009 of Ford Motor Company